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                                                                    EXHIBIT 21.1

                                           Subsidiaries of PetroQuest Energy, Inc.
Name of Subsidiary                             Jurisdiction of Incorporation
-------------------------------------     ----------------------------------------
PetroQuest Energy, L.L.C.                                Louisiana
PetroQuest Oil & Gas, L.L.C.                             Louisiana